Exhibit 10.1

EXECUTION COPY

WAIVER AND RIGHTS EXCHANGE AGREEMENT

This Waiver and Rights Exchange Agreement (the “Agreement”) is entered into as of the date set forth on the signature pages below, by and among Evofem Biosciences, Inc., a Delaware corporation with offices located at 7770 Regents Road, Suite 113-618, San Diego CA 92122 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, (i) the Company and the Holder and/or certain other investors (the “Other Holders”, and together with the Holder, the “Holders”) entered into one or more other Securities Purchase Agreements (as may be amended, modified, restated or supplemented from time to time, each a “Securities Purchase Agreement”), pursuant to which the Holder purchased certain senior subordinated convertible notes (as amended, modified or waived prior to the date hereof, and including any notes issued in exchange therefore, the “Original Notes”) and/or warrants (as amended, modified or waived prior to the date hereof, and including any warrants issued in exchange therefore, the “Original Warrants”, and together with the Original Notes, the “Original Securities”) to purchase Common Stock (such initial Securities Purchase Agreement pursuant to which the Holder purchased any Original Securities that remain outstanding as of the date hereof, the “Initial Securities Purchase Agreement”).

B. Prior to the date hereof, the Company and certain of the Holders, severally, entered into one or more Exchange Agreements (as may be amended, modified, restated or supplemented from time to time, the “Exchange Agreements”, and each a “Exchange Agreement”), pursuant to which certain of the Original Notes were exchanged into rights to receive Common Stock (the “Original Rights”). The remaining Exchange Value (as defined in the Original Rights) of the Original Rights of the Holder as of the date hereof is set forth on the signature page of the Holder.

C. On or about December 1, 2023, pursuant to a Restructuring Agreement (the “Restructuring Agreement”), certain of the remaining Original Notes of the Holder were exchanged into new senior subordinated convertible notes (the “Restructured Notes”) and, pursuant to Section 1(c) of the Restructuring Agreement, the Holder was granted the right to require the redemption of the Original Rights upon the consummation of a Change of Control (as defined in the Restructuring Agreement) (the “Change of Control Redemption Right”).

D. On December 11, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aditxt, Inc., a Delaware corporation (“Aditxt”), Adicure, Inc., a Delaware corporation and a wholly-owned Subsidiary of parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Aditxt (the “Merger”).

E. Prior to the time of consummation of the Merger, the Company desires that the Holder (i) exchange the Original Rights of the Holder into an identical right to purchase Common Stock (the “New Rights”, and such shares of Common Stock issuable upon exercise thereof, the “New Rights Shares”), but with an Exchange Value (as defined in such New Rights) as set forth on the signature page of the Holder attached hereto, (ii) prior to the time of consummation of the Merger, pursuant to an exchange agreement, by and between the Holder and the Company, in form and substance mutually acceptable to the Company and the Holder (the “Preferred Exchange Agreement”), to exchange (the “Preferred Exchange”) such aggregate portion of the New Rights with an Exchange Value as set forth on the signature page of the Holder attached hereto (the “Exchange Rights”) into preferred stock of the Company with a stated value of no less than such Exchange Value of such Exchange Rights (the “New Preferred Stock”), (iii) prior to the time of consummation of the Merger, pursuant to an exchange agreement, by and between the Holder and Aditxt (the “Aditxt Exchange Agreement”), to exchange the New Preferred Stock for preferred stock of Aditxt with a stated value of no less than the stated value of the New Preferred Stock (the “Aditxt Exchange”), (iv) immediately prior to the time of consummation of the Merger, pursuant to an exchange agreement, by and between the Holder and the Company, in the form of the Preferred Exchange Agreement, mutatis mutandis, to exchange any remaining New Rights of the Holder into preferred stock of the Company with a stated value of no less than the Exchange Value of such remaining New Rights (the “Final Exchange”) and (v) effective upon the time of consummation of the Final Exchange, to waive the Change of Control Redemption Right with respect to the Merger (the “Waiver”).

F. The Company and the Holder desires to exchange (the “Exchange” or the “Transaction”) the Original Rights for the New Rights. The New Rights, this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

G. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchanges; Waiver. On the date hereof, (a) the Company and the Holder have duly executed and delivered the Preferred Exchange Agreement, (b) Aditxt and the Holder have duly executed and delivered the Aditxt Exchange Agreement and (c) pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby conveys, assigns and transfers the Original Rights of the Holder (the “Exchanged Security”) to the Company in exchange for which the Company hereby issues the New Rights to the Holder on the books and records of the Company. Within five (5) Trading Days (as defined in the New Rights) after the date hereof, the Company shall deliver the New Rights in certificate form to the Holder (less, as applicable, any Exchange Rights exchanged in the Preferred Exchange). Notwithstanding the foregoing, as of the date hereof, the Holder shall be deemed for all corporate purposes to have become the holder of record of the New Rights and shall be entitled to exercise all of its rights with respect to the New Rights, including, without limitation, irrespective of the date the Company delivers such certificate evidencing the New Rights, to exchange the Exchange Rights into New Preferred Stock in accordance with the Preferred Exchange Agreement. As of the time of issuance of the New Rights to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Exchanged Security (including any claims the Holder may have against the Company related thereto) and assign the same to the Company, and the Exchanged Security shall be deemed canceled. The New Rights shall be issued without any restricted legend and, as of the date hereof, shall be freely tradeable by the Holder. Effective as of the time of consummation of the Final Exchange, the Holder hereby grants the Waiver to the Company.

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2. Ratifications; Incorporation of Terms under Transaction Documents.

(a) Ratifications. Except as otherwise expressly provided in the Required Consent (as defined below), the Securities Purchase Agreements and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreements to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Initial Securities Purchase Agreement shall mean the Securities Purchase Agreements as amended by this Agreement, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Initial Securities Purchase Agreement shall mean the Initial Securities Purchase Agreement as amended by this Agreement.

(b) Amendments and Incorporation of Terms under Transaction Documents. Effective as of the date the Required Holders execute a consent to the transactions contemplated hereby and to amendments in the form of this Section 2 (the “Required Consent”), the Initial Securities Purchase Agreement and each of the other Transaction Documents shall be amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):

(i) The defined term “Notes” is hereby amended to include the New Rights (as defined herein).

(ii) The defined term “Conversion Shares” is hereby amended to include the New Rights Shares.

(iii) The defined term “Transaction Documents” is hereby amended to include this Agreement and the other Exchange Documents.

3. Company Representations and Warranties. As a material inducement to the Holder to enter into this Agreement and consummate the Exchange, the Company hereby represents and warrants with and to the Holder, as of the date hereof, as follows:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

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(b) Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the New Rights and each of the other agreements and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the New Rights in accordance with the terms hereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Rights and the reservation for issuance and issuance of the New Rights Shares issuable upon exercise of the New Rights, have been duly authorized by the Board of Directors of the Company and, other than (i) notification filings with the Principal Market, and (ii) such filings required under applicable securities or “Blue Sky” laws of the states of the United States (the “Required Approvals”) and no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflict; Required Filings and Consents.

(i) The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Rights and reservation for issuance and issuance of the New Rights Shares) will not (i) result in a violation of the Certificate of Incorporation (including, without limitation, any certificate of designation contained therein), Bylaws, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(ii) Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

(d) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Rights is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.

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(e) Issuance of New Rights. The issuance of the New Rights is duly authorized and upon issuance in exchange for the Exchanged Security in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, shall be issued without any restricted legend and, as of the date hereof, shall be freely tradeable by the Holder.

(f) No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Exchanged Security for the New Rights as contemplated hereby.

(g) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company, as of the date hereof, as follows:

(a) Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.

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(b) Ownership of Exchanged Security. The Holder owns the Exchanged Security free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

(c) Reliance on Exemptions. The Holder understands that the New Rights are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Rights.

(d) Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(f) No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Exchanged Security for the New Rights as contemplated hereby.

5. Register; Transfer Agent Instructions; Legend.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for the New Rights in which the Company shall record the name and address of the Person in whose name the New Rights has been issued (including the name and address of each transferee), and the number of New Rights Shares issuable upon exercise of the New Rights held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Holder or its legal representatives.

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(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent (the “Transfer Agent”) and any subsequent transfer agent in a form acceptable to the Holder (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of the Holder or its respective nominee(s), for the New Rights Shares in such amounts as specified from time to time by the Holder to the Company upon the exercise of the New Rights. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to its Transfer Agent with respect to the New Rights Shares, and that the New Rights Shares shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Exchange Documents. If the Holder effects a sale, assignment or transfer of the New Rights Shares, the Company shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b) that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue each legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent as follows upon each exercise of the New Rights (unless such issuance is covered by a prior legal opinion previously delivered to the Transfer Agent). Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinions or the removal of any legends on any of the New Rights Shares shall be borne by the Company.

(c) No Legend. The New Rights (and the New Rights Shares issuable upon exercise of the New Rights) shall not bear any restricted legends.

(d) FAST Compliance. While the New Rights remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

6. Covenants.

(a) Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the fourth (4th) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

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(b) Holding Period. For the purposes of Rule 144, and subject to review by legal counsel, the Company acknowledges that the holding period of the New Rights (and upon exercise of the New Rights, the New Rights Shares) may be tacked onto both the holding period of the Exchanged Security and the holding period of the Original Note issued in exchange therefor, and the Company agrees not to take a position contrary to this Section 6(b). The Company acknowledges and agrees that, subject to the Holder’s representations and warranties contained in this Agreement, the New Rights (and upon exercise of the New Rights, the New Rights Shares) shall not be required to bear any restrictive legend.

(c) Blue Sky. The Company shall make all filings and reports relating to the Exchange as required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

(d) Most Favored Nations. The Company hereby represents and warrants as of the date hereof and covenants and agrees that from the date hereof through the date that the New Rights is no longer outstanding (the “MFN Termination Date”) none of the terms offered to any Other Holder, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to any exchange of any such security (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever during the period beginning on the date hereof and ending on the MFN Termination Date, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 6(c) shall apply similarly and equally to each Settlement Document entered into on or prior to the MFN Termination Date.

(e) Effective Date. Except as otherwise provided herein, this Agreement shall be deemed effective as of such date that Company and the Holder shall have duly executed and delivered this Agreement (the “Effective Date”).

(f) No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

(g) Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver the New Rights to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Exchanged Security shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

(h) Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other consent, waiver or other agreement by and between the Company and any such Other Holder (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holder are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Buyer to be joined as an additional party in any proceeding for such purpose.

(i) Miscellaneous. Section 9 of the Initial Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the signature page of the Holder below.

COMPANY:

EVOFEM BIOSCIENCES, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of December __, 2023.

HOLDER:

By:
Name:
Title:

Exchange Value of Original Rights of Holder:

Exchange Value of New Rights of Holder:

Exchange Value of Exchanged Rights: